SUBORDINATION AGREEMENT

      This SUBORDINATION AGREEMENT (this "Agreement") is entered into as of December 31, 1998 among AQUIS COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), BELL ATLANTIC PAGING, INC., a Delaware corporation ("Subordinated Lender"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("Senior Lender"), in its capacity as Agent for Lenders (as such terms are defined in the Loan Agreement described below).

                                 R E C I T A L S

      A. Borrower and Senior Lender have entered into a Loan Agreement of even date herewith (as the same hereafter may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), subject to the terms and conditions of which the financial institutions from time to time party thereto as Lenders have agreed to make loans and other financial accommodations to Borrower.

      B. Borrower is indebted to Subordinated Lender pursuant to the terms and conditions of that certain Secured Promissory Note of even date herewith in the original principal amount of $4,150,000 made by Borrower in favor of Subordinated Lender (as the same hereafter may be amended, restated, supplemented or otherwise modified from time to time, the "Subordinated Note").

      C. One of the conditions precedent to Lenders' obligations under the Loan Agreement is that this Agreement shall have been executed and delivered.

      NOW THEREFORE, the parties hereto hereby agree as follows:

      1. Recitals and Definitions.

            1.1 Recitals. The Recitals set forth above are acknowledged by the parties hereto to be true and correct and are incorporated herein by this reference.

            1.2 Definitions. All capitalized terms used but not elsewhere defined herein shall have the respective meanings set forth below or in Annex A to this Agreement. As used herein, the following terms shall have the following meanings:

                  Additional Principal Payment shall mean the product of (i)
            0.25 multiplied by (ii) the portion of the Base Principal Payment financed with the proceeds of Indebtedness for Borrowed Money.

                  Available Excess Cash Flow for any year shall mean the lesser of (a) the Excess Cash Flow for such year and (b) the amount by which the Cash Equivalents exceed $1,000,000 as of the end of such year.
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                  Base Principal Payment shall mean the $1,200,000 principal payment due on March 31, 2000 pursuant to the Subordinated Note.

                  Bell Atlantic Seller Note Payment shall mean the Required Bell
            Atlantic Principal Payment, together with all accrued and unpaid interest on the Subordinated Indebtedness through the date the Required Bell Atlantic Principal Payment is made which is then due and payable.

                  Net Excess Cash Flow for any year shall mean the remainder of
            (i) the Available Excess Cash Flow for such year minus (ii) the Required Excess Cash Flow Prepayment for such year.

                  Proceeding shall mean any insolvency, bankruptcy,
            receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of Borrower or its properties (including, without limitation, any such proceeding under the Bankruptcy Code).

                  Pro Rata Share shall mean, as of any date, the ratio which the principal amount of the Subordinated Indebtedness as of such date bears to the aggregate principal amount of the Subordinated Indebtedness and the Senior Indebtedness as of such date.

                  Required Bell Atlantic Principal Payment shall mean the
            scheduled principal payment due on March 31, 2000 pursuant to the Subordinated Note in an amount equal to the sum of (i) the Base Principal Payment plus (ii) the Additional Principal Payment.

                  Required Excess Cash Flow Prepayment for any year in which a mandatory prepayment is required to be made pursuant to subsection 2.8.2(a) of the Loan Agreement, shall mean an amount equal to the lesser of (i) (A) 50% of the Excess Cash Flow for the preceding year (with respect to the mandatory prepayment due in 2001) or (B) 25% of the Excess Cash Flow for the preceding year (with respect to the mandatory prepayment due in 2002 and each year thereafter) or (ii) the amount by which the Cash Equivalents as of the end of the preceding year exceeds $1,000,000.

                  Senior Collection Action shall mean any judicial proceeding or other action initiated or taken by Senior Lender against Borrower to collect the Senior Indebtedness, to foreclose the Senior Liens or otherwise to enforce the rights of Senior Lender under the Loan Agreement and the other Loan Instruments or applicable law with respect to the Senior Indebtedness.


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

                  Senior Covenant Default shall mean any occurrence permitting
            Senior Lender to accelerate the payment of all or any portion of the Senior Indebtedness, other than a Senior Payment Default.

                  Senior Covenant Default Notice shall mean a written notice from Senior Lender to Borrower of the occurrence of a Senior Covenant Default.

                  Senior Default shall mean a Senior Covenant Default or a
            Senior Payment Default.

                  Senior Default Notice shall mean a written notice from Senior
            Lender to Borrower of the occurrence of a Senior Default.

                  Senior Indebtedness shall mean Borrower's Obligations,
            together with all accrued and unpaid interest thereon, including all interest which accrues during the pendency of any Proceeding, whether or not allowed in such Proceeding.

                  Senior Liens shall mean all Liens granted to Senior Lender to secure the Senior Indebtedness.

                  Senior Payment Default shall mean any default in the payment when due of the Senior Indebtedness.

                  Senior Payment Default Notice shall mean a written notice from
            Senior Lender to Borrower of the occurrence of a Senior Payment Default.

                  Subordinated Collection Action shall mean (i) any acceleration of the Subordinated Indebtedness, (ii) to file or initiate, or to join with other Persons in filing or initiating, a Proceeding against Borrower or (iii) any judicial proceeding or other action initiated or taken by Subordinated Lender, or by Subordinated Lender in concert with other Persons, against Borrower or any other Person to collect the Subordinated Indebtedness, to foreclose the Subordinated Liens or otherwise to enforce the rights of Subordinated Lender under the Subordinated Instruments or applicable law with respect to the Subordinated Indebtedness.

                  Subordinated Covenant Default shall mean any occurrence
            permitting Subordinated Lender to accelerate the payment of all or any portion of the Subordinated Indebtedness, other than a Subordinated Principal Payment Default or a Subordinated Interest Payment Default.

                  Subordinated Default shall mean a Subordinated Covenant
            Default, a Subordinated Principal Payment Default or a Subordinated Interest Payment Default.


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

                  Subordinated Default Notice shall mean a written notice from
            Subordinated Lender to Borrower of the occurrence of a Subordinated Default.

                  Subordinated Indebtedness shall mean all of the Indebtedness of Borrower to Subordinated Lender under the Subordinated Instruments and all other Indebtedness for Borrowed Money now or hereafter owed by Borrower to Subordinated Lender, specifically other than indemnity obligations, prorations and like items arising under the Bell Atlantic Acquisition Instruments, including the tax obligations owing under the Transfer Tax Agreement dated December 31, 1998 among Borrower and the Bell Atlantic Sellers.

                  Subordinated Instruments shall mean the Subordinated Note and all other documents and instruments executed and delivered by Borrower to Subordinated Lender evidencing or pertaining to any Indebtedness for Borrowed Money now or hereafter owed by Borrower to Subordinated Lender.

                  Subordinated Interest Payment Default shall mean any default in the payment when due under the terms of the Subordinated Instruments of accrued and unpaid interest on the Subordinated Indebtedness, regardless of whether such payment is permitted, restricted or prohibited by the provisions of this Agreement.

                  Subordinated Liens shall mean all Liens granted to
            Subordinated Lender to secure the Subordinated Indebtedness.

                  Subordinated Principal Payment Default shall mean any default in the payment when due under the terms of the Subordinated Instruments of all or any part of the principal balance of the Subordinated Indebtedness, regardless of whether such payment is permitted, restricted or prohibited by the provisions of this Agreement.

                  Subordinated Securities shall mean any securities of Borrower issued in connection with a Proceeding, the payment of which is junior or otherwise subordinated, at least to the extent provided in this Agreement, to the payment of all Senior Indebtedness and to the payment of all securities issued in exchange therefor to the holders of the Senior Indebtedness.

      2. Subordination of the Subordinated Indebtedness to Senior Indebtedness and Subordination of Subordinated Liens to Senior Liens.

            2.1 Subordination. Upon the terms and conditions contained in this Agreement (i) the payment of any and all of the Subordinated Indebtedness hereby expressly is subordinated to the prior payment in full in cash of the Senior Indebtedness and (ii) the Subordinated Liens hereby expressly are subordinated to the Senior Liens.


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

            2.2 Restrictions on Payments. Notwithstanding any provision of the Subordinated Instruments to the contrary and in addition to any other limitations set forth herein or therein, no payment of principal, interest, fees or any other amount due with respect to the Subordinated Indebtedness shall be made, and Subordinated Lender shall not exercise any right of set-off or recoupment with respect to any Subordinated Indebtedness, until all of the Senior Indebtedness is paid in full in cash; provided, however, that, subject to the last sentence of this
      Section 2.2:

                  (a) in the event Borrower voluntarily prepays all or any part of the Senior Indebtedness, concurrently with such prepayment Borrower may pay to Subordinated Lender an amount equal to Subordinated Lender's Pro Rata Share (calculated as of the date immediately preceding the date such prepayment of the Senior Indebtedness is made) of the amount of such prepayment of the Senior Indebtedness, provided no Senior Default exists and is continuing or would be created by the making of such prepayment to Subordinated Lender, and further provided that such prepayment of the Senior Indebtedness is in fact voluntary (i.e., not required pursuant to the terms of the Loan Agreement or by Senior Lender in connection with any waiver of or consent to a departure by Borrower from any term or condition of the Loan Agreement);

                  (b) at any time during the period after Senior Lender has
            received the financial statements required under the Loan Agreement for the first Loan Year through the 180th day of the second Loan Year Borrower may make the Bell Atlantic Seller Note Payment provided that (i) no Senior Default exists and is continuing or would be created by the making of such payment, (ii) the Senior Leverage Ratio as of the last day of the month most recently ended with respect to which Senior Lender has been in receipt for at least 10 days of the financial statements required under Section 6.3.1 for such month and assuming such payment had been made on such last day is less than 4.0 and (iii) the Total Leverage Ratio as of such last day and assuming such payment had been made on such last day is less than 5.0;

                  (c) after Senior Lender has received the financial statements required under the Loan Agreement for the first Loan Year, Borrower may make regularly scheduled current payments of accrued and unpaid interest on the Subordinated Indebtedness at a rate per annum not in excess of the Base Rate plus 1.0%;

                  (d) Borrower may make an annual payment on account of accrued and unpaid interest on and the unpaid principal balance of the Subordinated Indebtedness within 120 days after the end of 1999 and each year thereafter in an amount not in excess of the Net Excess Cash Flow for such year; and

                  (e) in the event a Subordinated Principal Payment Default
            exists and is continuing and no Senior Payment Default exists and is continuing, Borrower may


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

            make a payment on account of the unpaid principal balance of the Subordinated Indebtedness within 120 days after the end of 1999 in an amount not to exceed the greater of (i) the Pro Rata Share as of December 31, 1999 of the portion of the Required Excess Cash Flow Prepayment payable to the Lenders under the Loan Agreement pursuant to subsection 2.8.2(a) of the Loan Agreement for 1999 and (ii) the Net Excess Cash Flow for 1999.

Notwithstanding the foregoing provisions of this Section 2.2 to the contrary, Borrower shall not make any payment of the amounts described in clauses (c) or
(d) above from and after the date Subordinated Lender receives from Senior Lender a copy of a (i) Senior Payment Default Notice and until the date the Senior Payment Default which is the subject of such Senior Payment Default Notice is cured or waived or (ii) Senior Covenant Default Notice and until the earlier to occur of the date (A) the Senior Covenant Default which is the subject of such Senior Covenant Default Notice is cured or waived and (B) which is 180 days after the date Subordinated Lender receives from Senior Lender such copy of such Senior Covenant Default Notice; provided that payments on the Subordinated Indebtedness shall not be prohibited under this clause (ii) for more than 180 days in any period of 360 consecutive days.

            2.3 Proceedings. In the event of any Proceeding, (a) all Senior Indebtedness first shall be paid in full in cash before any payment of or with respect to the Subordinated Indebtedness shall be made, other than any payment consisting of Subordinated Securities; (b) any payment which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Subordinated Indebtedness (other than Subordinated Securities) shall be paid or delivered directly to Senior Lender (to be held and/or applied by Senior Lender in accordance with the terms of the Loan Agreement) until all Senior Indebtedness is paid in full, and Subordinated Lender irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries and further irrevocably authorizes and empowers Senior Lender to demand, sue for, collect and receive every such payment or distribution; (c) Subordinated Lender agrees to execute and deliver to Senior Lender or its representative all such further instruments requested by Senior Lender confirming the authorization referred to in the foregoing clause (b); (d) Subordinated Lender agrees (i) not to waive, discharge, release or compromise any claim of Subordinated Lender in respect of the Subordinated Indebtedness without the prior written consent of Senior Lender and (ii) to take all actions as Senior Lender reasonably may request in order to enable Senior Lender to enforce all claims upon or in respect of the Subordinated Indebtedness; (e) Subordinated Lender expressly consents to the granting by Borrower to Senior Lender of first priority Liens on Borrower's Property in connection with any financing provided by Senior Lender to Borrower after the commencement o f such Proceeding and (f) Subordinated Lender hereby irrevocably authorizes, empowers and appoints Senior Lender its agent and attorney-in-fact (i) to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Indebtedness in connection with any such Proceeding upon the failure of Subordinated Lender to do so at least 5 Business Days prior to the bar date for filing such proofs of claim and (ii) to vote such

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

      proofs of claim in any such Proceeding upon the failure of Subordinated Lender to do so at least 5 Business Days prior to the final date for voting such proofs of claim.

            2.4 Incorrect Payments. If any payment not permitted under Section
      2.2 is received by Subordinated Lender on account of the Subordinated Indebtedness (other than Subordinated Securities) before all Senior Indebtedness is paid in full in cash, such payment shall not be commingled with any asset of Subordinated Lender, shall be held in trust by Subordinated Lender for the benefit of Senior Lender and shall be paid over to Senior Lender, or its designated representative, for application (in accordance with the Loan Agreement) to the payment of the Senior Indebtedness then remaining; unpaid, until all of the Senior Indebtedness is paid in full in cash.

            2.5 Sale, Transfer. Subordinated Lender shall not sell, assign, dispose of or otherwise transfer all or any portion of the Subordinated Indebtedness unless, prior to the consummation of any such action, the transferee thereof executes and delivers to Senior Lender an agreement substantially identical to this Agreement, providing for the continued subordination and forbearance of the Subordinated Indebtedness to the Senior Indebtedness as provided herein and for the continued effectiveness of all of the rights of Senior Lender and Lenders arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Subordinated Indebtedness, and the terms of this Agreement shall be binding upon the successors and assigns of each Subordinated Lender, as provided in Section 10 below.

            2.6 Legends. Until the Senior Indebtedness is paid in full in cash, each of the Subordinated Instruments at all times shall contain in a conspicuous manner the following legend:

            "The obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the "Subordination Agreement") dated as of December 31, 1998 among Aquis Communications, Inc. ("Borrower"), Bell Atlantic Paging, Inc., and FINOVA Capital Corporation ("Senior Lender") to the obligations (including interest), owed by Borrower to the holders of all of the notes issued pursuant to that certain Loan Agreement dated as of December 31, 1998 between Borrower and Senior Lender, as such Loan Agreement has been and hereafter may be supplemented, modified or amended from time to time; and each holder hereof, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement."


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

            2.7 Restriction on Action by Subordinated Lender.

                  (a) Until the Senior Indebtedness is paid in full in cash and notwithstanding anything, contained in the Subordinated Instruments, the Loan Agreement or the other Loan Instruments to the contrary, Subordinated Lender shall not agree to any amendment or modification of, or supplement to, the Subordinated Instruments as in effect on the date hereof, the effect of which is to (i) increase the rate of interest on or fees payable in respect of the Subordinated Indebtedness, (ii) accelerate the date of any regularly scheduled principal payment on the Subordinated Indebtedness, (iii) shorten the final maturity date of the Subordinated Indebtedness, (iv) increase the principal amount of the Subordinated Indebtedness or
            (v) make the covenants and events of default contained in the Subordinated Instruments materially more restrictive.

                  (b) Until the Senior Indebtedness is paid in full in cash
            Subordinated Lender shall not take any Subordinated Collection Action unless (i) Senior Lender has commenced and is continuing to prosecute a Senior Collection Action, (ii) a Subordinated Covenant Default or a Subordinated Principal Payment Default exists and is continuing, Subordinated Lender has provided Senior Lender with a copy of the Subordinated Default Notice in respect of such Subordinated Default and 365 days have expired since the date Senior Lender received such Subordinated Default Notice from Subordinated Lender or (iii) a Subordinated Interest Payment Default exists and is continuing, Subordinated Lender has provided Senior Lender with a copy of the Subordinated Default Notice in respect of such Subordinated Interest Payment Default and 180 days have expired since the date Senior Lender received such Subordinated Default Notice from Subordinated Lender.

                  (c) Notwithstanding the provisions of the foregoing clause
            (b), (i) Subordinated Lender may participate in any Proceeding not initiated by or at the request of Subordinated Lender or any other Persons acting in concert with Subordinated Lender and (ii) in the event the Senior Indebtedness is accelerated, Subordinated Lender may accelerate the Subordinated Indebtedness.

            2.8 Subrogation. Subject to the payment in full in cash of all Senior Indebtedness (or any lesser amount as may be agreed to by Senior Lender as full and final discharge and settlement of the Senior Indebtedness), Subordinated Lender shall be subrogated to the rights of Senior Lender to receive payments or distributions of assets of Borrower applicable to the Senior Indebtedness until the principal of, and interest and premium, if any, on, and all other amounts payable in respect of the Subordinated Indebtedness shall be paid in full. For purposes of such subrogation, no payment or distribution to Senior Lender under the provisions hereof to which Subordinated Lender would have been entitled but for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to Senior Lender by Subordinated Lender, as among Borrower and its creditors other than


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

      Senior Lender, shall be deemed to be a payment by Borrower to or on account of the Senior Indebtedness. Notwithstanding the foregoing provisions of this Section 2.8, the holders of the Subordinated Indebtedness shall have no claim against Senior Lender for any impairment of any subrogation rights herein granted to the holders of the Subordinated Indebtedness.

            2.9 Restrictions on Amendments of Loan Instruments. Until the Subordinated Indebtedness is paid in full in cash and notwithstanding anything contained in the Subordinated Instruments, the Loan Agreement or the other Loan Instruments to the contrary, Senior Lender shall not agree to any amendment or modification of, or supplement to, the Loan Instruments as in effect on the date hereof, the effect of which is to (i) increase the rate of interest on or, except as reasonably necessary in connection with any increase in the Senior Indebtedness permitted under clause (iv) below, fees, payable in respect of the Senior Indebtedness,
      (ii) accelerate the date of any regularly scheduled principal payment on the Senior Indebtedness, (iii) shorten the final maturity date of the Senior Indebtedness, (iv) cause the principal amount of the Senior Indebtedness to exceed the sum of (A) $20,500,000 plus (B) the lesser of
      (1) $1,500,000 and (2) the amount disbursed by Senior Lender to pay a portion of the Bell Atlantic Seller Note Payment plus (C) following the consummation of the Paging Partners Merger, the remainder of (1) $1,300,000 less (2) the outstanding principal balance of all Indebtedness for Borrowed Money owed by Borrower to Motorola or (v) make the covenants and events of default contained in the Loan Instruments materially more restrictive, except as reasonably necessary in connection with any increase in the Senior Indebtedness permitted under clause (iv) above.

      3. Continued Effectiveness of this Agreement. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of Subordinated Lender and Senior Lender arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by (a) any amendment or modification of or supplement to the Loan Agreement, the other Loan Instruments or any of the Subordinated Instruments, and Subordinated Lender hereby irrevocably consents to and waives any claim it may have as a result of any such amendment, modification or supplement of the Loan Agreement or the other Loan Instruments; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness or the Subordinated Indebtedness or any of the instruments or documents referred to in clause (a) above. The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions of this Agreement shall continue to govern the relative rights and priorities of the holders of Senior Indebtedness and Subordinated Lender even if all or part of the Senior Liens are subordinated, set aside, avoided or disallowed in connection with any Proceeding (or if all or part of the Senior Indebtedness is subordinated, set aside, avoided or disallowed in connection with any Proceeding as a result of the fraudulent conveyance or fraudulent transfer provisions under the Bankruptcy Code or under any state fraudulent conveyance or fraudulent transfer statute or if any interest accruing on the Senior Indebtedness following the commencement of such Proceeding is otherwise disallowed) and this Agreement shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any representative of such holder.


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

      4. Representations and Warranties. Subordinated Lender hereby represents and warrants to Senior Lender as follows:

            4.1 Existence and Power. Subordinated Lender is duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite power and authority to own its property and to carry on its business as now conducted and as proposed to be conducted.

            4.2 Authority. Subordinated Lender has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational instruments of Subordinated Lender.

            4.3 Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of Subordinated Lender enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

            4.4 No Conflicts. Subordinated Lender is the current owner and holder of the Subordinated Indebtedness free and clear of any Liens. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on Subordinated Lender or affecting the property of Subordinated Lender conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement. No pending or, to the best of Subordinated Lender's knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance by Subordinated Lender of the terms of this Agreement.

      5. Cumulative Rights, No Waivers. Each and every right, remedy and power granted to Senior Lender or Subordinated Lender hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Loan Agreement, the other Loan Instruments or in the Subordinated Instruments or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Senior Lender or Subordinated Lender, as applicable, from time to time, concurrently or independently and as often and in such order as Senior Lender or Subordinated Lender, as applicable, may deem expedient. Any failure or delay on the part of Senior Lender or Subordinated Lender in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Senior Lender's or Subordinated Lender's right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of Senior Lender's or Subordinated Lender's rights


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

hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

      6. Modification. Any modification, termination or waiver of any provision of this Agreement, or any consent to any departure by Senior Lender or Subordinated Lender therefrom, shall not be effective in any event unless the same is in writing and signed by Senior Lender and Subordinated Lender and then such modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Senior Lender or Subordinated Lender in any event not specifically required of Senior Lender or Subordinated Lender hereunder shall not entitle Senior Lender or Subordinated Lender to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

      7. Additional Documents and Actions. Each of Senior Lender and Subordinated Lender at any time, and from time to time, after the execution and delivery of this Agreement, upon the request of the other and at its own expense, promptly will execute and deliver such further documents and do such further acts and things as Senior Lender or Subordinated Lender reasonably may request in order to effect fully the purposes of this Agreement.

      8. Notices. All notices under this Agreement shall be in writing and shall be (a) delivered in person, (b) sent by telecopy or (c) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express courier, addressed as follows:

To Borrower:                  Aquis Communications, Inc.
                              1719A Route 10, Suite 300
                              Parsippany, New Jersey 07054
                              Attention:  John X. Adiletta
                              Telecopy:   (973) 560-8004

To Subordinated Lender:       c/o Bell Atlantic NSI
                              1717 Arch Street
                              32nd Floor, West
                              Philadelphia, PA 19103
                              Attention:  Stephen B. Heimann, Esq.
                              Telecopy:   (215) 963-9195

To Senior Lender:             FINOVA Capital Corporation
                              311 South Wacker Drive
                              Suite 4400
                              Chicago, Illinois 60606
                              Attention:  Portfolio Manager
                              Telecopy:   (312) 322-3533


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

Copy to:                      FINOVA Capital Corporation
                              1850 North Central Avenue
                              Phoenix, Arizona 85002-2209
                              Attention:  Vice President, Law
                              Telecopy:   (602) 207-5036

Copy to:                      Altheimer & Gray
                              10 South Wacker Drive, Suite 4000
                              Chicago, Illinois 60606
                              Attention:  Michael L. Owen, Esq.
                              Telecopy:   (312) 715-4800

or to any other address or telecopy number, as to any of the parties hereto, as such party shall designate in a notice to the other parties hereto. All notices sent pursuant to the terms of this Section 8 shall be deemed received (a) if personally delivered, then on the Business Day of delivery, (b) if sent by telecopy, on the day sent if a Business Day or if such day is not a Business Day, then on the next Business Day, (c) if sent by registered or certified mail, on the earlier of the third Business Day following the day sent or when actually received or (d) if sent by overnight, express courier, on the next Business Day immediately following the day sent. Any notice by telecopy shall be followed by delivery of a copy of such notice on the next Business Day by overnight, express courier or by personal delivery.

      9. Severability. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

      10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Senior Lender, Borrower and Subordinated Lender.

      11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

      12. Defines Rights of Creditors. The provisions of this Agreement are solely for the purpose of defining the relative rights of Subordinated Lender and Senior Lender and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, Borrower.

      13. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Instruments, the Loan

Agreement and the other Loan Instruments, the provisions of this Agreement shall control and govern.

      14. Statements of Indebtedness. Upon demand by Senior Lender, Subordinated Lender will furnish to Senior Lender a statement of the indebtedness owing from Borrower to Subordinated Lender. Senior Lender may rely without further investigation upon such statements. Upon demand by Subordinated Lender, Senior Lender will furnish to Subordinated Lender a statement of the indebtedness owing from Borrower to Lenders. Subordinated Lender may rely without further investigation upon such statements.

      15. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

      16. Termination. This Agreement shall terminate upon the indefeasible payment in full in cash of the Senior Indebtedness, provided that the provisions of Section 2.8 hereof shall survive any such termination.

      17. Default Notices. Subordinated Lender shall provide Senior Lender with a copy of each Subordinated Default Notice concurrently with the sending thereof to Borrower and promptly shall notify Senior Lender in the event the Subordinated Default which is the subject of such Subordinated Default Notice is cured or waived. Senior Lender shall provide Subordinated Lender with a copy of each Senior Default Notice concurrently with the sending thereof to Borrower and promptly shall notify Subordinated Lender in the event the Senior Default which is the subject of such Senior Default Notice is cured or waived.

      18. No Contest of Liens; Release of Subordinated Liens. Subordinated Lender agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Liens in the Collateral granted to Senior Lender pursuant to the Loan Agreement and the other Loan Instruments or accept or take any collateral security for the Subordinated Indebtedness. The provisions of this Agreement shall apply regardless of any invalidity, unenforceability or lack of perfection of the Senior Liens. In the event Senior Lender elects, for any reason, to release, in whole or in part, any Senior Liens, Subordinated Lender shall be deemed to have released the Subordinated Liens to the same extent and Subordinated Lender, at its own expense and promptly upon demand by Senior Lender, shall execute and deliver all UCC termination statements, releases and other documents necessary to evidence the release of such Subordinated Liens; provided, however, that prior to the payment to Subordinated Lender of the Bell Atlantic Seller Note Payment and except in connection with any incidental release of the Senior Liens in the ordinary course of business, the Senior Liens so released are released in connection with a sale of the Property subject to such Senior Liens to a third party in an arm's length transaction and the net proceeds of such sale (after deduction of all reasonable, customary and documented costs and expenses of such sale) are applied to permanently reduce the Senior Indebtedness. Subordinated Lender hereby appoints Senior Lender its agent and attorney-in-fact to execute any such UCC termination statements, releases or other documents required pursuant to the foregoing sentence if Subordinated Lender has failed to execute and deliver same to Senior

Lender within three (3) Business Days after demand by Senior Lender. Such appointment of Senior Lender as Subordinated Lender's agent and attorney-in-fact is coupled with an interest and is irrevocable until the Senior Indebtedness has been paid in full in cash.

      19. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      20. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      21. TIME OF ESSENCE. TIME IS OF THE ESSENCE FOR THE PERFORMANCE BY SENIOR LENDER AND SUBORDINATED LENDER OF THE OBLIGATIONS SET FORTH IN THIS AGREEMENT.

                [remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                    AQUIS COMMUNICATIONS, INC., a Delaware
                                    corporation


                                    By:    /s/ John X. Adiletta
                                           -------------------------------------
                                           John X. Adiletta
                                           President


                                    BELL ATLANTIC PAGING, INC., a Delaware
                                    corporation


                                    By:    /s/ Robert M. Belascio
                                           -------------------------------------
                                    Name:  Robert M. Belascio
                                           -------------------------------------
                                    Title: President
                                           -------------------------------------


                                    FINOVA CAPITAL CORPORATION, a
                                    Delaware corporation

                                    By:    /s/ David A. Meier
                                           -------------------------------------
                                           David A. Meier
                                           Vice President

                                     ANNEX A

                                   DEFINITIONS

      Accounts Decrease: for any period, the excess of the Eligible Accounts at the beginning of such period over the Eligible Accounts at the end of such period.

      Accounts Increase: for any period, the excess of Eligible Accounts at the end of such period over the Eligible Accounts at the beginning of such period.

      Acquisition Portion: a portion of the Loan in an amount not to exceed the sum of (i) $8,150,000 plus (ii) if the Bell Atlantic Seller Note Payment Date occurs on or before June 30, 2000, the amount of the Subsequent Portion as of the Bell Atlantic Seller Note Payment Date in excess of the proceeds of the Subsequent Portion actually used to make the Bell Atlantic Seller Note Payment and to pay the Subsequent Portion Loan Fee.

      Advance: an advance of the Acquisition Portion.

      Asset Acquisition: an acquisition of the assets of a Paging Business, including the related FCC Licenses.

      Base Rate: the per annum rate of interest announced or published publicly from time to time by Citibank, N.A. in New York, New York as its corporate base (or equivalent) rate of interest, which rate shall change automatically without notice and simultaneously with each change in such corporate base rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by Citibank, N.A. in New York, New York.

      Bell Atlantic Acquisition: the acquisition by Borrower from the Bell Atlantic Sellers of the Bell Atlantic System pursuant to the terms and conditions of the Bell Atlantic Acquisition Instruments.

      Bell Atlantic Acquisition Instruments: the Asset Purchase Agreement dated as of July 2, 1998 among the Bell Atlantic Sellers and Borrower, and all documents, instruments and agreements executed and delivered in connection therewith.

      Bell Atlantic Interest Account: a segregated deposit account maintained by Borrower at a Qualified Depository.

      Bell Atlantic Seller Note Payment Date: the date the Bell Atlantic Seller Note Payment has been paid in full.

      Bell Atlantic Sellers: collectively, Bell Atlantic - Delaware, Inc., a Delaware corporation, Bell Atlantic - Maryland, Inc., a Maryland corporation, Bell Atlantic - New Jersey, Inc., a New Jersey corporation, Bell Atlantic - Pennsylvania, Inc., a Pennsylvania corporation, Bell Atlantic - Virginia, Inc., a Virginia corporation, Bell Atlantic - Washington, D.C., Inc., a New York corporation, Bell Atlantic - West Virginia, Inc., a West Virginia corporation, and Subordinated Lender.

      Bell Atlantic System: the Property to be sold to Borrower pursuant to the terms and conditions of the Bell Atlantic Acquisition Instruments.

      Borrower's Obligations: (i) any and all Indebtedness due or to become due, now existing or hereafter arising, of Borrower to Lenders and/or Agent pursuant to the terms of the Loan Agreement or any other Loan Instrument (as defined in the Loan Agreement), and (ii) the performance of the covenants of Borrower contained in the Loan Instruments.

      Capital Expenditures: payments that are made or liabilities that are incurred by a Person for the lease, purchase, improvement, construction or use of any Property, the value or cost of which under GAAP is required to be capitalized and appears on such Person's balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instruments pursuant to which they are made are characterized, and shall include, without limitation, payments for or liabilities incurred with respect to the installment purchase of Property and payments under Capitalized Leases. Except for the purpose of determining Excess Cash Flow, a Capital Expenditure shall be deemed to be made as of the time the Property which is the subject thereof is put into service.

      Capitalized Lease: any lease of Property, the obligations for the rental of which are required to be capitalized in accordance with GAAP.

      Cash Equivalents: at any date, the remainder of (i) the aggregate of Borrower's (A) cash on hand or in any bank or trust company, and checks on hand and in transit, (B) monies on deposit in any money market account, and (C) treasury bills, certificates of deposit, commercial paper and readily marketable securities at current market value having, in each instance, a maturity of not more than 90 days, minus (ii) the amount required under Section 6.16 of the Loan Agreement to be maintained by Borrower on deposit in the Bell Atlantic Interest Account as of such date.

      Closing: the disbursement of the Initial Portion.

      Closing Date: the date the Closing occurs.

      Debt Service: during any period, all payments of principal, interest, premium and other charges with respect to Indebtedness for Borrowed Money of Borrower (other than the fees payable pursuant to the Loan Agreement).

      Eligible Accounts: at any given time, the aggregate of the face amount of tile accounts receivable of Borrower not over 60 days past due, net of applicable reserves, with respect to such accounts and Trade Out Transactions.

      Excess Cash Flow: for any period, (i) the Operating Cash Flow for such period, (ii) plus, the Accounts Decrease, if any, for such period and (iii) minus, the sum of the following for such period: (A) Debt Service actually paid or accrued during such period with respect to Indebtedness for Borrowed Money of Borrower permitted under the Loan Agreement, (B) amounts actually paid by Borrower with respect to Capital Expenditures for such period permitted under the Loan Agreement, whether or not such Capital Expenditures were incurred during such period, but excluding any such amounts paid from the proceeds of Permitted Senior Indebtedness and (C) the Accounts Increase, if any, for such period:

      Equity Acquisition: an acquisition of the capital stock or other equity interest of a Person or Persons which owns a Paging Business and the related FCC Licenses.

      FCC: the Federal Communications Commission or any Governmental Body succeeding to its functions.

      Funding Date: as the context requires, the date of disbursement of the Initial Portion, the Merger Portion, the Subsequent Portion or any Advance, or, for purposes of determining the satisfaction of the conditions set forth in Sections 4.1 and 4.3 of the Loan Agreement, the date the Paging Partners Merger is consummated.

      GAAP: generally accepted accounting principles as in effect from time to time, which shall include, but shall not be limited to, the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

      Governmental Body: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

      Indebtedness: all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (i) Indebtedness for Borrowed Money, (ii) obligations secured by any Lien upon Property, (iii) guaranties, letters of credit and other contingent obligations, and (iv) liabilities in respect of unfunded vested benefits under any Pension Plan or in respect of withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to any Multiemployer Plan.

      Indebtedness for Borrowed Money: without duplication, all Indebtedness (i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of Borrower's Obligations and Permitted Senior Indebtedness), (iii) in respect of rent or hire of Property under Capitalized Leases or for the deferred purchase price of Property, (iv) in respect of obligations under conditional sales or other title retention agreements, and (v) all guaranties of any or all of the foregoing.

      Initial Portion: a portion of the Loan in an amount up to $20,500,000.

      Licenses: all licenses, permits, consents, approvals and authority issued by any Governmental Body in connection with the operation of a Paging Business, including without limitation, all FCC Licenses.

      Lien: any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement.

      Loan: the term loan in the maximum amount of $30,000,000 to be made by the lenders under the Loan Agreement to Borrower pursuant and subject to the terms and conditions of the Loan Agreement.

      Loan Year: a period of time from the Closing Date or any anniversary of the Closing Date to the immediately succeeding anniversary of the Closing Date.

      Merger Portion: a portion of the Loan in an amount equal to the remainder of (i) $20,500,000 minus (ii) the amount of the Initial Portion disbursed on the Closing Date.

      Net Principal Balance: as of any date of determination, the Principal Balance as of such date less (i) prior to the Paging Partners Merger Closing Date, the aggregate undrawn face amount of the Letters of Credit and (ii) from and after the Paging Partners Merger Closing Date, zero.

      Operating Cash Flow: for any period, without duplication, the net income of Borrower for such period:

            (i) plus the sum of the following, to the extent deducted in determining such net income for such period:

                  (A) losses from sales, exchanges and other dispositions of
            Property not in the ordinary course of business;

                  (B) interest paid or accrued on Indebtedness of Borrower,
            including, without limitation, interest on Capitalized Leases that is imputed in accordance with GAAP;

                  (C) depreciation and amortization of assets during such
            period;

                  (D) income taxes which are accrued, but not paid, during such period; and

                  (E) expenses incurred in connection with Trade Out
            Transactions;

            (ii) minus the sum of the following, to the extent included in determining such net income for such period:

                  (A) gains from sales, exchanges and other dispositions of
            Property or other extraordinary gains not in the ordinary course of business;

                  (B) proceeds of insurance; and

                  (C) revenue received in connection with Trade Out
            Transactions.

      Paging Business: the business of owning, operating and managing mobile common carrier paging systems, mobile communications systems, control terminals and switches, antenna and transmitter sites, or telephone systems.

      Paging partners: Paging Partners Corporation, a Delaware corporation.

      Paging Partners Merger: the merger of Paging Partners Merger Sub with and into Borrower with Borrower as the surviving corporation pursuant to the terms and conditions of the Paging Partners Merger Instruments.

      Paging Partners Merger Closing Date: the date the Paging Partners Merger is consummated as permitted pursuant to Section 7.3 of the Loan Agreement.

      Paging Partners Merger Sub: Paging Partners Merger Corporation, a Delaware corporation.

      Paging Partners Merger Agreement: the Agreement and Plan of Merger dated as of November 6, 1998 by and among Borrower, Paging Partners and Paging Partners Merger Sub.

      Paging Partners Merger Instruments: the Paging Partners Merger Agreement and all other documents, instruments and agreements executed or delivered in connection with the Paging Partners Merger.

      Paging Partners System: the Property acquired by Borrower as a result of the consummation of the Paging Partners Merger.

      Permitted Senior Indebtedness: Indebtedness, other than Borrower's Obligations, incurred to purchase tangible personal property or Indebtedness incurred to lease tangible personal property pursuant to Capitalized Leases.

      Person: any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

      Principal Balance: the unpaid principal balance of the Senior Indebtedness outstanding from time to time.

      Pro Forma Operating Cash Flow: for any period, Operating Cash Flow for such period plus, for any portion of such period prior to the (i) Closing, the net income of the Bell Atlantic Sellers derived from the operation of the Bell Atlantic System, (ii) Funding Date of the Merger Portion, the net income of Paging Partners derived from the operation of the Paging Partners System, or
(iii) Funding Date of any Advance, the net income derived from the Paging Business which is the subject of the applicable Subsequent Acquisition, in each case as adjusted in Senior Lender's sole discretion for expenses intended to be eliminated following the consummation of the Bell Atlantic Acquisition, the Paging Partners Merger or such Subsequent Acquisition, as applicable.

      Property: all types of real, personal or mixed property and all types of tangible or intangible property.

      Qualified Depository: a member bank of the Federal Reserve System having a combined capital and surplus of at least $500,000,000.

      Senior Leverage Ratio: the ratio of the Net Principal Balance as of the last day of any month to the Pro Forma Operating Cash Flow for the twelve month period ending on such last day.

      Subsequent Acquisition: an Asset Acquisition or Equity Acquisition by Borrower subsequent to the Closing Date.

      Subsequent Portion: a portion of the Loan in the amount of $1,350,000.

      Subsequent Portion Loan Fee: the fee payable by Borrower pursuant to subsection 2.7.2 of the Loan Agreement.

      Total Leverage Ratio: the ratio of (i) the sum of (A) the Net Principal Balance as of the last day of any month plus (B) the principal balance of all Indebtedness for Borrowed Money of Borrower other than the Principal Balance as of the last day of such month to (ii) the Pro Forma Operating Cash Flow for the twelve month period ending on such last day.

      Trade Out Transaction: an exchange of advertising time for non-cash consideration, such as goods, services or program material.